UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

Petlife Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

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Petlife Pharmaceuticals, Inc

INFORMATION STATEMENT

Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

Approximate Date of Mailing: May 20, 2016

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by certain stockholders of Petlife Pharmaceuticals, Inc. (the “Company”) to the stockholders of record of the Company’s common stock at the close of business on May 17, 2016 (the “Record Date”), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following actions (collectively the “Actions”):

1.	To remove Arthur G. Mikaelian as an officer and director of the Company.

2.	To appoint Ralph T. Salvagno, MD, as Chief Executive Officer of the Company.

Subsequent to the Actions, the Company intends to appoint Arthur G. Mikaelian as its Chief Scientific Officer.

On or about May 17, 2016, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding shares with the right to vote on these matters. No other votes were required to adopt the Actions and none are being solicited hereunder.

This Information Statement is first being mailed or furnished to stockholders on or about May 20, 2016, and the Actions will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

NO VOTE OR OTHER CONSENT OF PETLIFE STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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OUTSTANDING SECURITIES AND VOTING RIGHTS

As of May 17, 2016, the Company had authorized:(1) seven hundred fifty million (750,000,000) shares of common stock, $0.01 par value, 41,997,111 of which were issued and outstanding, and (2) 50,000,000 shares of preferred stock, none of which are issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. However, under Section 78.320(2) of the Nevada General Corporation Statute, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action and that there is no requirement for a meeting if such consent is obtained. The Actions required the affirmative vote or written consent of the holders of a majority of the Company’s outstanding common stock.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the Actions and discussed in this Information Statement is authorized by the Nevada General Corporation Law. That law provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Under SEC rules, the Actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company’s stockholders.

NO DISSENTERS’ RIGHTS

Nevada law does not provide for dissenter’s rights in connection with any of the actions proposed in this Information Statement.

STOCKHOLDER APPROVAL OBTAINED

As of May 16, 2016, the Company had 41,997,111 issued and outstanding shares of Common Stock and no issued and outstanding shares of Preferred Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

By written consent dated May 17, 2016 the stockholders owning a majority of the outstanding stock entitled to vote have approved the adoption and implementation of the Actions. Such vote is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such Actions. Accordingly, stockholders will not be asked to take further action on the Actions at any future meeting and there is no intention to solicit any proxies or consents from any other stockholders in connection with the Actions.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No other director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

The result of the Actions could be deemed to be a change in control of the Company as Ralph T. Salvagno, MD, will now be the sole officer of the Company. Dr. Salvagno would not be considered an independent director of the Company.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s common stock as of May 17, 2016. The table shows the amount of shares owned by each person known to the Company who will own beneficially more than five percent of the outstanding shares of any class of the Company’s stock, based on the number of shares outstanding of 41,997,111 at May 17, 2016; and all of its Directors and Executive Officers as a group.

Name of Person or Group	Number of Shares Beneficially owned[1]		Percent of Shares Beneficially Owned[2] (Before Offering)
Ralph T. Salvagno, MD (Chairman of the Board of Directors)	5,700,000		13.5%

Arthur G. Mikaelian (Director and Chief Executive Officer)	0		0.0%

Irrevocable de Fidecomison Confianza General De Familiar Irrevocable	9,112,000	(3)	21.7%

Elite International Partners, Inc.	5,203,125	(4)	12.4%

All Directors and Officers as a Group (1 person)	5,700,000	(5)	13.5%

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

(2) The percentage of shares owned is based on 41,997,111 shares of common stock outstanding as of May 17, 2016. Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.

(3) Irrevocable de Fidecomison confianza General De Familiar Irrevocable is an irrevocable trust formed initially by Arthur G. Mikaelian. The Trustee of the Trust is Dr. Vivek Ramana who holds as trustee the beneficial right to vote and/or dispose of such shares.

(4) The sole officer, director and shareholder of Elite International Partners is Richard Langley, Jr.

(5) Does not include shares held by Irrevocable de Fidecomison confianza General De Familiar Irrevocable as Arthur Mikaelian does not have the right to vote and/or to dispose of such shares.

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CHANGE OF CONTROL

As a result of the Actions, Ralph T. Salvagno, MD., who was previously Chairman of the Board of Directors, takes over the position of Chief Executive Officer of the Company, previously held by Arthur G. Mikaelian. Arthur G. Mikaelian who was previously a director of the Company is removed as a director and officer. The company intends to appoint Arthur G. Mikaelian as Chief Scientific Officer to manage the Company’s medical operations through its Escozine product.

REGARDING THE OFFICERS AND DIRECTORS OF THE COMPANY

Other than actions by written consent, one Board meeting was held during the last full fiscal year of the Company. Both members attended.

There are no audit, nominating or executive committees of the Board of Directors.

The shareholders who executed the Shareholder’s consent do not have information with respect to what compensation has been paid to officers and directors of the Company, other than that Ralph T. Salvagno, MD, has received no such compensation from his appointment through the date hereof.

OTHER ACTION

No other action was taken or authorized by the stockholders’ written consent to corporate action to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by Ralph T. Salvagno, MD and Elite International Partners, Inc., who will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement, which is anticipated to be less than $1,000.

SHAREHOLDERS OF PETLIFE PHARMACEUTICALS, INC.

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